Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-34019, 333-01019 and 333-52199 of Calgon Carbon Corporation on Form S-8 of our report dated February 18, 2004 on the financial statements of Calgon Carbon Corporation as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, incorporated by reference in the Annual Report on Form 10-K of Calgon Carbon Corporation for the year ended December 31, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s change in method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”) and of our report dated February 18, 2004 on the financial statement schedules appearing in the Annual Report on Form 10-K of Calgon Carbon Corporation for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania

March 9, 2004